Exhibit 5.1

[Jones Day Letterhead]

August 14, 2020

Asbury Automotive Group, Inc.

2905 Premiere Parkway, NW, Suite 300

Duluth, Georgia 30097

Re:	Registration Statement on Form S-4 Filed by Asbury Automotive Group, Inc. Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel for Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below) in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $280,000,000 aggregate principal amount of 4.50% Senior Notes due 2028 of the Company (the “2028 Exchange Notes”) and up to $320,000,000 aggregate principal amount of 4.75% Senior Notes due 2030 of the Company (the “2030 Exchange Notes,” and together with the 2028 Exchange Notes, the “Exchange Notes”) for an equal aggregate principal amount of 4.50% Senior Notes due 2028 of the Company outstanding on the date hereof (the “2028 Outstanding Notes”) and 4.75% Senior Notes due 2030 of the Company outstanding on the date hereof (the “2030 Outstanding Notes,” and together with the 2028 Outstanding Notes, the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to the Indenture relating to the 2028 Outstanding Notes, dated as of February 19, 2020, and the Indenture relating to the 2030 Outstanding Notes, dated as of February 19, 2020 (collectively, the “Indentures”), by and among the Company, the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), the guarantors listed on Annex B hereto (each, an “Other Guarantor” and, collectively, the “Other Guarantors”; such Other Guarantors and the Covered Guarantors collectively referred to as the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Subsidiary Guarantee”) on a joint and several basis by the Subsidiary Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Asbury Automotive Group, Inc. August 14, 2020 Page 2

1. The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the applicable Indentures and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

2. The Subsidiary Guarantee of the Exchange Notes (each, an “Exchange Guarantee”) of each Covered Guarantor, when it is issued and delivered in exchange for the Subsidiary Guarantee of the Outstanding Notes (each, an “Outstanding Guarantee”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.

3. The Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the Outstanding Guarantee of that Other Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the applicable Indentures and that the Indentures are the valid, binding and enforceable obligations of the Trustee and (ii) the Outstanding Notes have been duly authenticated by the Trustee in accordance with the applicable Indentures.

For the purposes of our opinion set forth in paragraph 3 above, we have further assumed that (i) each of the Other Guarantors is a corporation or limited liability company existing and in good standing under the laws of its jurisdiction of incorporation or organization as listed opposite such Other Guarantor’s name on Annex B hereto (each, a “Jurisdiction”); (ii) the applicable Indentures and the Exchange Guarantees (a) have been authorized by all necessary corporate or limited liability company action, as applicable, of each of the Other Guarantors and (b) have been executed and delivered by each of the Other Guarantors under the laws of the applicable Jurisdiction; and (iii) the execution, delivery, performance and compliance with the terms and provisions of the applicable Indentures and the Exchange Guarantees by each of the Other Guarantors do not violate or conflict with the laws of the applicable Jurisdiction, the provisions of its articles of incorporation, bylaws or other similar formation or organizational documents, as applicable, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such Other Guarantor or its properties.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

Asbury Automotive Group, Inc. August 14, 2020 Page 3

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors. The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, and the laws of the State of Florida, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

COVERED GUARANTORS

Entity	State of Incorporation or Organization
AF Motors, L.L.C.	Delaware
ANL, L.P.	Delaware
Arkansas Automotive Services, L.L.C.	Delaware
Asbury AR Niss L.L.C.	Delaware
Asbury Arlington MB, LLC	Delaware
Asbury Atlanta AC L.L.C.	Delaware
Asbury Atlanta AU L.L.C.	Delaware
Asbury Atlanta BM L.L.C.	Delaware
Asbury Atlanta CHEV, LLC	Delaware
Asbury Atlanta Chevrolet L.L.C.	Delaware
Asbury Atlanta Ford, LLC	Delaware
Asbury Atlanta Hon L.L.C.	Delaware
Asbury Atlanta Hund L.L.C.	Delaware
Asbury Atlanta Inf L.L.C.	Delaware
Asbury Atlanta Infiniti L.L.C.	Delaware
Asbury Atlanta Jaguar L.L.C.	Delaware
Asbury Atlanta K L.L.C.	Delaware
Asbury Atlanta Lex L.L.C.	Delaware
Asbury Atlanta Nis II, LLC	Delaware
Asbury Atlanta Nis L.L.C.	Delaware
Asbury Atlanta Toy 2 L.L.C.	Delaware
Asbury Atlanta Toy L.L.C.	Delaware
Asbury Atlanta VB L.L.C.	Delaware
Asbury Atlanta VL L.L.C.	Delaware
Asbury Austin JLR, LLC	Delaware
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware
Asbury Automotive Arkansas L.L.C.	Delaware
Asbury Automotive Atlanta II L.L.C.	Delaware
Asbury Automotive Atlanta L.L.C.	Delaware
Asbury Automotive Brandon, L.P.	Delaware
Asbury Automotive Central Florida, L.L.C.	Delaware
Asbury Automotive Deland, L.L.C.	Delaware
Asbury Automotive Fresno L.L.C.	Delaware
Asbury Automotive Group L.L.C.	Delaware
Asbury Automotive Jacksonville GP L.L.C.	Delaware
Asbury Automotive Jacksonville, L.P.	Delaware
Asbury Automotive Management L.L.C.	Delaware
Asbury Automotive Mississippi L.L.C.	Delaware
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware
Asbury Automotive North Carolina L.L.C.	Delaware
Asbury Automotive North Carolina Management L.L.C.	Delaware
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware
Asbury Automotive Oregon L.L.C.	Delaware

Entity	State of Incorporation or Organization
Asbury Automotive Southern California L.L.C.	Delaware
Asbury Automotive St. Louis II L.L.C.	Delaware
Asbury Automotive St. Louis, L.L.C.	Delaware
Asbury Automotive Tampa GP L.L.C.	Delaware
Asbury Automotive Tampa, L.P.	Delaware
Asbury Automotive Texas L.L.C.	Delaware
Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware
Asbury Automotive West, LLC	Delaware
Asbury CH Motors L.L.C.	Delaware
Asbury CO CDJR, LLC	Delaware
Asbury CO SUB, LLC	Delaware
Asbury Dallas BEN, LLC	Delaware
Asbury Dallas KAR, LLC	Delaware
Asbury Dallas MAS, LLC	Delaware
Asbury Dallas MB, LLC	Delaware
Asbury Dallas MCL, LLC	Delaware
Asbury Dallas POR, LLC	Delaware
Asbury Dallas RR, LLC	Delaware
Asbury Dallas VOL, LLC	Delaware
Asbury Deland Hund, LLC	Delaware
Asbury Deland Imports 2, L.L.C.	Delaware
Asbury DFW JLR, LLC	Delaware
Asbury Fort Worth MB, LLC	Delaware
Asbury Fresno Imports L.L.C.	Delaware
Asbury Ft. Worth Ford, LLC	Delaware
Asbury Georgia TOY, LLC	Delaware
Asbury Grapevine LEX, LLC	Delaware
Asbury IN CBG, LLC	Delaware
Asbury IN CDJ, LLC	Delaware
Asbury IN CHEV, LLC	Delaware
Asbury IN FORD, LLC	Delaware
Asbury IN HON, LLC	Delaware
Asbury IN TOY, LLC	Delaware
Asbury Indy Chev, LLC	Delaware
Asbury Jax AC, LLC	Delaware
Asbury Jax Ford, LLC	Delaware
Asbury Jax Holdings, L.P.	Delaware
Asbury Jax Hon L.L.C.	Delaware
Asbury Jax K L.L.C.	Delaware
Asbury Jax Management L.L.C.	Delaware
Asbury Jax VW L.L.C.	Delaware
Asbury MS CHEV L.L.C.	Delaware
Asbury MS Gray-Daniels L.L.C.	Delaware
Asbury No Cal Niss L.L.C.	Delaware
Asbury Plano LEX, LLC	Delaware
Asbury Sacramento Imports L.L.C.	Delaware
Asbury SC JPV L.L.C.	Delaware
Asbury SC LEX L.L.C.	Delaware

Entity	State of Incorporation or Organization
Asbury SC Toy L.L.C.	Delaware
Asbury So Cal DC L.L.C.	Delaware
Asbury So Cal Hon L.L.C.	Delaware
Asbury So Cal Niss L.L.C.	Delaware
Asbury South Carolina Real Estate Holdings L.L.C.	Delaware
Asbury St. Louis Cadillac L.L.C.	Delaware
Asbury St. Louis FSKR, L.L.C.	Delaware
Asbury St. Louis Lex L.L.C.	Delaware
Asbury St. Louis LR L.L.C.	Delaware
Asbury St. Louis M L.L.C.	Delaware
Asbury Tampa Management L.L.C.	Delaware
Asbury Texas D FSKR, L.L.C.	Delaware
Asbury Texas H FSKR, L.L.C.	Delaware
Asbury TX Auction, LLC	Delaware
Asbury-Deland Imports, L.L.C.	Delaware
Atlanta Real Estate Holdings L.L.C.	Delaware
Avenues Motors, Ltd.	Florida
Bayway Financial Services, L.P.	Delaware
BFP Motors L.L.C.	Delaware
C & O Properties, Ltd.	Florida
Camco Finance II L.L.C.	Delaware
CFP Motors L.L.C.	Delaware
CH Motors L.L.C.	Delaware
CHO Partnership, Ltd.	Florida
CK Chevrolet L.L.C.	Delaware
CK Motors LLC	Delaware
CN Motors L.L.C.	Delaware
Coggin Automotive Corp.	Florida
Coggin Cars L.L.C.	Delaware
Coggin Chevrolet L.L.C.	Delaware
Coggin Management, L.P.	Delaware
CP-GMC Motors L.L.C.	Delaware
Crown CHH L.L.C.	Delaware
Crown CHO L.L.C.	Delaware
Crown CHV L.L.C.	Delaware
Crown FDO L.L.C.	Delaware
Crown FFO Holdings L.L.C.	Delaware
Crown FFO L.L.C.	Delaware
Crown GAC L.L.C.	Delaware
Crown GBM L.L.C.	Delaware
Crown GCA L.L.C.	Delaware
Crown GDO L.L.C.	Delaware
Crown GHO L.L.C.	Delaware
Crown GNI L.L.C.	Delaware
Crown GPG L.L.C.	Delaware
Crown GVO L.L.C.	Delaware
Crown Motorcar Company L.L.C.	Delaware
Crown PBM L.L.C.	Delaware

Entity	State of Incorporation or Organization
Crown RIA L.L.C.	Delaware
Crown RIB L.L.C.	Delaware
Crown SJC L.L.C.	Delaware
Crown SNI L.L.C.	Delaware
CSA Imports L.L.C.	Delaware
Escude-NN L.L.C.	Delaware
Escude-NS L.L.C.	Delaware
Escude-T L.L.C.	Delaware
Florida Automotive Services L.L.C.	Delaware
HFP Motors L.L.C.	Delaware
JC Dealer Systems, LLC	Delaware
KP Motors L.L.C.	Delaware
McDavid Austin-Acra L.L.C.	Delaware
McDavid Frisco-Hon L.L.C.	Delaware
McDavid Grande, L.L.C.	Delaware
McDavid Houston-Hon, L.L.C.	Delaware
McDavid Houston-Niss, L.L.C.	Delaware
McDavid Irving-Hon, L.L.C.	Delaware
McDavid Outfitters, L.L.C.	Delaware
McDavid Plano-Acra, L.L.C.	Delaware
Mid-Atlantic Automotive Services, L.L.C.	Delaware
Mississippi Automotive Services, L.L.C.	Delaware
Missouri Automotive Services, L.L.C.	Delaware
NP FLM L.L.C.	Delaware
NP MZD L.L.C.	Delaware
NP VKW L.L.C.	Delaware
Plano Lincoln-Mercury, Inc.	Delaware
Precision Computer Services, Inc.	Florida
Precision Enterprises Tampa, Inc.	Florida
Precision Infiniti, Inc.	Florida
Precision Motorcars, Inc.	Florida
Precision Nissan, Inc.	Florida
Premier NSN L.L.C.	Delaware
Premier Pon L.L.C.	Delaware
Prestige Bay L.L.C.	Delaware
Prestige Toy L.L.C.	Delaware
Q Automotive Brandon FL, LLC	Delaware
Q Automotive Cumming GA, LLC	Delaware
Q Automotive Ft. Myers FL, LLC	Delaware
Q Automotive Group L.L.C.	Delaware
Q Automotive Holiday FL, LLC	Delaware
Q Automotive Jacksonville FL, LLC	Delaware
Q Automotive Kennesaw GA, LLC	Delaware
Q Automotive Orlando FL, LLC	Delaware
Q Automotive Tampa FL, LLC	Delaware
Southern Atlantic Automotive Services, L.L.C.	Delaware
Tampa Hund, L.P.	Delaware
Tampa Kia, L.P.	Delaware

Entity	State of Incorporation or Organization
Tampa LM, L.P.	Delaware
Tampa Mit, L.P.	Delaware
Texas Automotive Services, L.L.C.	Delaware
Thomason Dam L.L.C.	Delaware
Thomason FRD L.L.C.	Delaware
Thomason Hund L.L.C.	Delaware
Thomason Pontiac-GMC L.L.C.	Delaware
WMZ Motors, L.P.	Delaware
WTY Motors, L.P.	Delaware

Annex B

OTHER GUARANTORS

Entity	State of Incorporation or Organization
Crown Acura/Nissan, LLC	North Carolina
Crown Honda, LLC	North Carolina
Thomason Auto Credit Northwest, Inc.	Oregon